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                                                                                           EXHIBIT 12.2
                    UNION OIL COMPANY OF CALIFORNIA AND CONSOLIDATED SUBSIDIARIES
                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES








                                                                                  For the Nine Months
                                                                                   Ended September 30
                                                                                 ----------------------
Millions of dollars                                                                1998          1997
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
Earnings from continuing operations ......................................       $   179       $   548
Provision for income taxes ...............................................           184            68
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      Earnings subtotal ..................................................           363           616
Fixed charges included in earnings:
   Interest expense ......................................................           131           147
   Interest portion of rentals ...........................................            17            21
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      Fixed charges subtotal .............................................           148           168
Earnings from continuing operations
   available before fixed charges ........................................           511           784
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Fixed charges:
   Fixed charges included in earnings ....................................           148           168
   Capitalized interest ..................................................            22            26
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      Total fixed charges ................................................       $   170       $   194
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Ratio of earnings from continuing operations
    to fixed charges .....................................................           3.0           4.0
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